Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES 2017 RESULTS

MADISON, Wis. - February 22, 2018 - Alliant Energy Corporation (NYSE: LNT) today announced U.S. generally accepted accounting principles (GAAP) and non-GAAP consolidated unaudited earnings per share (EPS) from continuing operations for 2017 and 2016 as follows:

	GAAP EPS from		Non-GAAP EPS
	Continuing Operations		from Continuing Operations
	2017	2016	2017	2016
Utilities and Corporate Services	$1.82	$1.75	$1.80	$1.75
American Transmission Company (ATC) Investment	0.11	0.10	0.11	0.10
Non-utility and Parent	0.06	(0.20)	0.02	0.03
Alliant Energy Consolidated	$1.99	$1.65	$1.93	$1.88

“We once again delivered solid financial and operational results in 2017. Our 2017 temperature normalized Non-GAAP earnings per share were $1.99, 6% above calendar year 2016, and consistent with our long-term earnings growth goal,” said Patricia Kampling, Alliant Energy Chairman and CEO. “I am proud to report that over the last 5 years we have delivered a total shareholder return of 130%, exceeding the growth of both the S&P 500 and the EEI Utilities Index.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $1.82 per share of GAAP EPS from continuing operations in 2017, which was $0.07 per share higher than 2016. The primary drivers of higher EPS were higher margins resulting from Interstate Power and Light Company’s (IPL’s) interim retail electric base rate increase implemented in April 2017 and Wisconsin Power and Light’s (WPL’s) retail electric and gas base rate increases implemented in January 2017. These items were partially offset by higher depreciation expense from rate base additions and updated WPL depreciation rates, higher energy efficiency cost recovery amortization at WPL, and impacts of milder temperatures on retail electric and gas sales in 2017.

Non-utility and Parent - Alliant Energy’s Non-utility and Parent operations generated $0.06 per share of GAAP EPS from continuing operations in 2017, which was $0.26 per share higher than 2016. The primary drivers of higher EPS were asset valuation charges of $0.23 per share related to the Franklin County wind farm in 2016 and effects of Tax Cuts and Jobs Act (Tax Reform) in 2017.

Earnings Adjustments - Non-GAAP EPS for 2017 excludes the write-down of regulatory assets due to the IPL retail electric rate review settlement and the effects of Tax Reform. Non-GAAP EPS for 2016 excludes asset valuation charges of $0.23 per share related to the Franklin County wind farm. Non-GAAP adjustments, which relate to material charges or income that are not normally associated with ongoing operations, are provided as a supplement to results reported in accordance with GAAP.

Temperature impacts to Non-GAAP EPS from Continuing Operations - The estimated impact of milder temperatures on retail electric and gas sales was a $0.06 per share loss in 2017. The temperature normalized Non-GAAP EPS from continuing operations for fiscal year 2017 is $1.99. Temperature impacts did not affect Non-GAAP EPS from continuing operations for fiscal year 2016.

Details regarding GAAP EPS from continuing operations variances between 2017 and 2016 for Alliant Energy are as follows:

	2017	2016	Variance
Utilities and Corporate Services:
Higher margins from IPL interim retail electric base rate increase	$0.20	$—	$0.20
Higher margins from WPL retail electric and gas base rate increases	0.19	—	0.19
Higher depreciation expense			(0.13)
Higher energy efficiency cost recovery amortization at WPL	(0.04)	0.03	(0.07)
Estimated temperature impact on retail electric and gas sales	(0.06)	—	(0.06)
Effects of Tax Reform	0.04	—	0.04
Changes in AFUDC (primarily Marshalltown Generating Station)			(0.03)
Higher WPL electric fuel-related costs, net of recoveries	(0.01)	0.02	(0.03)
Higher interest expense			(0.03)
Net write-down of regulatory assets due to IPL retail electric rate review settlement	(0.02)	—	(0.02)
Equity dilution	(0.02)	—	(0.02)
Other			0.03
Total Utilities and Corporate Services			$0.07
ATC Investment			$0.01
Non-utility and Parent:
Asset valuation charges for Franklin County wind farm in 2016	$—	($0.23)	$0.23
Effects of Tax Reform	0.04	—	0.04
Other			(0.01)
Total Non-utility and Parent			$0.26

Higher margins from IPL interim retail electric base rate increase - In April 2017, IPL filed a request with the Iowa Utilities Board (IUB) to increase annual rates for its Iowa retail electric customers. The request was based on a 2016 historical Test Year as adjusted for certain known and measurable changes occurring up to 12 months after the commencement of the proceeding. An interim retail electric rate increase of $102 million, on an annual basis, was implemented effective April 13, 2017. The IUB issued a written order in February 2018 approving a final rate increase of $130 million, on an annual basis.

Higher margins from WPL retail electric and gas base rate increases - In December 2016, WPL received an order from the Public Service Commission of Wisconsin authorizing WPL to implement an increase in annual retail electric and gas rates of $9 million, each. The retail electric rate increase is comprised of a $60 million retail electric base rate increase and a $51 million monitored fuel-related cost decrease.

Effects of Tax Reform - In December 2017, Tax Reform was enacted. The enactment of Tax Reform had a material impact on the 2017 financial statements since changes in tax laws must be recognized in the period in which the law is enacted. The most significant provision of Tax Reform was the reduction in the federal corporate tax rate from 35% to 21%, which required a re-measurement of deferred tax assets and liabilities in December 2017. The net impact of re-measuring deferred taxes associated with the non-utility operations and changes in valuation allowances for tax carryforwards resulted in $0.08 of higher EPS in the fourth quarter of 2017. The net impacts of re-measuring deferred taxes associated with regulated utility operations were recorded in regulatory assets and liabilities and expect to be utilized to provide benefits to customers in the future.

2018 Earnings Guidance

Alliant Energy consolidated EPS guidance for 2018 remains unchanged. We are updating the guidance for the reporting companies as follows:

Utilities and Corporate Services	$1.92 - $2.02
ATC Investment	0.12 - 0.14
Non-utility and Parent	0.00 - 0.02
Alliant Energy consolidated	$2.04 - $2.18

“The 6% earnings growth between 2017 temperature normalized non-GAAP EPS and the midpoint of 2018 earnings guidance is consistent with our projected long-term annual earnings growth rate of 5 to 7% driven by investments in our utility business,” said Kampling. “The 2018 guidance is based upon approved retail electric base rates for both WPL and IPL, as well as WPL’s approved retail gas base rates. Tax Reform is not forecasted to have a material impact on 2018 earnings.”

Assumptions for Alliant Energy’s 2018 earnings guidance include, but are not limited to:

•	Ability of IPL and WPL to earn their authorized rates of return

•	Stable economy and resulting implications on utility sales

•	Normal temperatures in its utility service territories

•	Continuing cost controls and operational efficiencies

•	Execution of IPL’s and WPL’s capital expenditure and financing plans

•	Regulatory treatment of Tax Reform benefits from utility operations

•	Consolidated effective tax rate of 12%

The 2018 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, further impacts from anticipated changes to ATC LLC’s authorized return on equity, future changes in laws or regulations, adjustments made to deferred tax assets and liabilities from valuation allowances, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the 2017 results is scheduled for Friday, February 23rd at 9:00 a.m. central time. Alliant Energy Chairman and Chief Executive Officer Patricia Kampling and Senior Vice President, Chief Financial Officer and Treasurer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-394-8218 (United States or Canada) or 323-794-2149 (International), passcode 4175543. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through March 2, 2018, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 4175543. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 960,000 electric and 410,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, earning a return on rate base additions and the recovery of costs, including fuel costs, operating costs, transmission costs, environmental compliance and remediation costs, deferred expenditures, deferred tax assets, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and regulatory agency orders;

•
ability to obtain regulatory approval for wind projects with acceptable conditions, to acquire sufficient transmission-ready wind sites, to complete construction within the cost caps set by regulators and to meet all requirements to qualify for the full level of production tax credits;

•
the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and margins;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;

•	the impact of adjustments made to deferred tax assets and liabilities from changes in the tax laws;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
employee workforce factors, including changes in key executives, ability to hire and retain employees with specialized skills, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	weather effects on results of utility operations;

•
issues associated with environmental remediation and environmental compliance, including compliance with the Consent Decree between WPL, the U.S. Environmental Protection Agency (EPA) and the Sierra Club, the Consent Decree between IPL, the EPA, the Sierra Club, the State of Iowa and Linn County in Iowa, the Coal Combustion Residuals Rule, the Clean Power Plan, future changes in environmental laws and regulations, including the EPA’s regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•	changes in the price of delivered natural gas, purchased electricity and coal due to shifts in supply and demand caused by market conditions and regulations;

•	disruptions in the supply and delivery of natural gas, purchased electricity and coal;

•	changes in the price of transmission services and the ability to recover the cost of transmission services in a timely manner;

•	developments that adversely impact the ability to implement the strategic plan;

•
the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations;

•
issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of costs associated with restoration activities;

•
any material post-closing adjustments related to any past asset divestitures, including the sales of IPL’s Minnesota electric and natural gas assets, and Whiting Petroleum Corporation, which could result from, among other things, indemnification agreements, warranties, parental guarantees or litigation;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•
changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, life expectancies and demographics;

•	material changes in employee-related benefit and compensation costs;

•	risks associated with operation and ownership of non-utility investments;

•	changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;

•	impacts on equity income from unconsolidated investments due to further potential changes to ATC LLC’s authorized return on equity;

•
impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and allocation of mixed service costs, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;

•	the effect of accounting standards issued periodically by standard-setting bodies;

•	the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and

•	factors listed in the “2018 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2018 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures. These measures include the use of (1) income from continuing operations and EPS from continuing operations for the year ended December 31, 2017 excluding the write-down of regulatory assets due to the IPL retail electric rate review settlement, and the effects of Tax Reform; and (2) income from continuing operations and EPS from continuing operations for the year ended December 31, 2016 excluding asset valuation charges related to the Franklin County wind farm. Alliant Energy believes these non-GAAP financial measures are useful to investors because they provide an alternate measure to better understand and compare across periods the operating performance of Alliant Energy without the distortion of items that management believes are not normally associated with ongoing operations, and also provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance. Alliant Energy’s management also uses income from continuing operations, as adjusted, to determine performance-based compensation.

In addition, Alliant Energy included in this press release IPL; WPL, excluding ATC Investment; Corporate Services; Utilities and Corporate Services; ATC Investment; and Non-utility and Parent EPS from continuing operations for the fourth quarter and year ended December 31, 2017 and 2016. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

This press release references year-over-year variances in utility electric margins and utility gas margins.  Utility electric margins and utility gas margins are non-GAAP financial measures that are reported and reconciled to the most directly comparable GAAP measure, operating income, in our 2017 Form 10-K.

This press release also includes temperature normalized non-GAAP EPS from continuing operations for the year ended December 31, 2017. Alliant Energy believes this non-GAAP measure is useful to investors because the measure facilitates period-to-period comparison of Alliant Energy’s operating performance and provides investors with information on a basis consistent with measures that management uses to assess Alliant Energy’s earnings growth rate.

The tax impact adjustment represents the impact of the tax effect of the pre-tax non-GAAP adjustments that are excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the estimated consolidated statutory tax rate.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the earnings summaries that follow, and in the case of temperature normalized non-GAAP EPS from continuing operations guidance, in the press release above.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
FULL YEAR EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2017	2016	2017	2016	2017	2016
IPL	$0.94	$0.95	$0.04	$—	$0.98	$0.95
WPL, excluding ATC Investment	0.81	0.75	(0.06)	—	0.75	0.75
Corporate Services	0.07	0.05	—	—	0.07	0.05
Subtotal for Utilities and Corporate Services	1.82	1.75	(0.02)	—	1.80	1.75
ATC Investment	0.11	0.10	—	—	0.11	0.10
Non-utility and Parent	0.06	(0.20)	(0.04)	0.23	0.02	0.03
EPS from continuing operations	1.99	1.65	(0.06)	0.23	1.93	1.88
EPS from discontinued operations	—	(0.01)	—	—	—	(0.01)
Alliant Energy Consolidated	$1.99	$1.64	($0.06)	$0.23	$1.93	$1.87

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2017	2016	2017	2016	2017	2016
IPL	$216.8	$215.6	$9.3	$—	$226.1	$215.6
WPL, excluding ATC Investment	186.6	169.6	(14.5)	—	172.1	169.6
Corporate Services	13.3	12.1	—	—	13.3	12.1
Subtotal for Utilities and Corporate Services	416.7	397.3	(5.2)	—	411.5	397.3
ATC Investment	25.4	23.1	—	—	25.4	23.1
Non-utility and Parent	13.8	(46.6)	(7.4)	51.3	6.4	4.7
Earnings from continuing operations	455.9	373.8	(12.6)	51.3	443.3	425.1
Income (loss) from discontinued operations	1.4	(2.3)	—	—	1.4	(2.3)
Alliant Energy Consolidated	$457.3	$371.5	($12.6)	$51.3	$444.7	$422.8

Adjusted, or non-GAAP, earnings do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP (Income) Loss		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2017	2016	2017	2016
Utilities and Corporate Services:
Write-down of regulatory assets due to the IPL retail electric rate review settlement, net of tax impacts of ($3.6) million	$5.5	$—	$0.02	$—
Effects of Tax Reform for IPL	3.8	—	0.02	—
Effects of Tax Reform for WPL	(14.5)	—	(0.06)	—
Subtotal for Utilities and Corporate Services	(5.2)	—	(0.02)	—
Non-utility and Parent:
Asset valuation charges for Franklin County wind farm, net of tax impacts of ($35.1) million	—	51.3	—	0.23
Effects of Tax Reform	(7.4)	—	(0.04)	—
Subtotal for Non-utility and Parent	(7.4)	51.3	(0.04)	0.23
Total Alliant Energy Consolidated	($12.6)	$51.3	($0.06)	$0.23

ALLIANT ENERGY CORPORATION
FOURTH QUARTER EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the fourth quarter:

EPS:	GAAP EPS		Adjustments		Non-GAAP EPS
	2017	2016	2017	2016	2017	2016
IPL	$0.07	$0.11	$0.02	$—	$0.09	$0.11
WPL, excluding ATC Investment	0.23	0.12	(0.06)	—	0.17	0.12
Corporate Services	0.02	0.01	—	—	0.02	0.01
Subtotal for Utilities and Corporate Services	0.32	0.24	(0.04)	—	0.28	0.24
ATC Investment	0.03	0.02	—	—	0.03	0.02
Non-utility and Parent	0.06	0.02	(0.04)	—	0.02	0.02
EPS from continuing operations	0.41	0.28	(0.08)	—	0.33	0.28
EPS from discontinued operations	—	—	—	—	—	—
Alliant Energy Consolidated	$0.41	$0.28	($0.08)	$—	$0.33	$0.28

Earnings (in millions):	GAAP Income (Loss)		Adjustments		Non-GAAP Income (Loss)
	2017	2016	2017	2016	2017	2016
IPL	$16.4	$24.0	$3.8	$—	$20.2	$24.0
WPL, excluding ATC Investment	53.2	26.5	(14.5)	—	38.7	26.5
Corporate Services	3.4	3.3	—	—	3.4	3.3
Subtotal for Utilities and Corporate Services	73.0	53.8	(10.7)	—	62.3	53.8
ATC Investment	5.7	5.9	—	—	5.7	5.9
Non-utility and Parent	15.1	3.3	(7.4)	—	7.7	3.3
Earnings from continuing operations	93.8	63.0	(18.1)	—	75.7	63.0
Loss from discontinued operations	—	(0.3)	—	—	—	(0.3)
Alliant Energy Consolidated	$93.8	$62.7	($18.1)	$—	$75.7	$62.7

Details regarding GAAP EPS from continuing operations variances between fourth quarter of 2017 and 2016 for Alliant Energy’s operations are as follows:

	2017	2016	Variance
Utilities and Corporate Services:
Higher margins from IPL interim retail electric base rate increase	$0.06	$—	$0.06
Higher margins from WPL retail electric and gas base rate increases	0.06	—	0.06
Effects of Tax Reform	0.04	—	0.04
Higher depreciation expense			(0.04)
Other			(0.04)
Total Utilities and Corporate Services			$0.08
ATC Investment			$0.01
Non-utility and Parent:
Effects of Tax Reform	$0.04	$—	$0.04
Total Non-utility and Parent			$0.04

Adjusted, or non-GAAP, earnings for the fourth quarter of 2017 and 2016 do not include the following items that were included in the reported GAAP earnings:

	Non-GAAP (Income) Loss		Non-GAAP
	Adjustments (in millions)		EPS Adjustments
	2017	2016	2017	2016
Utilities and Corporate Services:
Effects of Tax Reform at IPL	$3.8	$—	$0.02	$—
Effects of Tax Reform at WPL	(14.5)	—	(0.06)	—
Subtotal Utilities and Corporate Services	(10.7)	—	(0.04)	—
Non-utility and Parent:
Effects of Tax Reform	(7.4)	—	(0.04)	—
Subtotal Non-utility and Parent	(7.4)	—	(0.04)	—
Total Alliant Energy Consolidated	($18.1)	$—	($0.08)	$—

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions, except per share amounts)
Operating revenues:
Electric utility	$695.6	$666.4	$2,894.7	$2,875.5
Gas utility	138.2	106.7	400.9	355.4
Other utility	13.1	13.6	47.5	48.6
Non-utility	9.2	10.3	39.1	40.5
	856.1	797.0	3,382.2	3,320.0
Operating expenses:
Electric production fuel and purchased power	203.4	207.7	818.1	854.0
Electric transmission service	117.6	131.1	480.9	527.9
Cost of gas sold	75.9	62.0	211.4	194.3
Other operation and maintenance:
Energy efficiency costs	22.0	9.2	75.0	45.2
Asset valuation charges for Franklin County wind farm	—	—	—	86.4
Other	161.9	159.1	576.0	561.3
Depreciation and amortization	119.1	102.9	461.8	411.6
Taxes other than income taxes	26.5	25.1	105.6	102.3
	726.4	697.1	2,728.8	2,783.0
Operating income	129.7	99.9	653.4	537.0
Interest expense and other:
Interest expense	56.6	51.4	215.6	196.2
Equity income from unconsolidated investments, net	(11.9)	(10.8)	(44.8)	(39.6)
Allowance for funds used during construction	(13.0)	(18.2)	(49.7)	(62.5)
Interest income and other	(0.1)	(0.2)	(0.5)	(0.5)
	31.6	22.2	120.6	93.6
Income from continuing operations before income taxes	98.1	77.7	532.8	443.4
Income taxes	1.8	12.2	66.7	59.4
Income from continuing operations, net of tax	96.3	65.5	466.1	384.0
Income (loss) from discontinued operations, net of tax	—	(0.3)	1.4	(2.3)
Net income	96.3	65.2	467.5	381.7
Preferred dividend requirements of IPL	2.5	2.5	10.2	10.2
Net income attributable to Alliant Energy common shareowners	$93.8	$62.7	$457.3	$371.5
Weighted average number of common shares outstanding (basic and diluted)	231.2	227.4	229.7	227.1
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted):
Income from continuing operations, net of tax	$0.41	$0.28	$1.99	$1.65
Loss from discontinued operations, net of tax	—	—	—	(0.01)
Net income	$0.41	$0.28	$1.99	$1.64
Amounts attributable to Alliant Energy common shareowners:
Income from continuing operations, net of tax	$93.8	$63.0	$455.9	$373.8
Income (loss) from discontinued operations, net of tax	—	(0.3)	1.4	(2.3)
Net income	$93.8	$62.7	$457.3	$371.5
Dividends declared per common share	$0.315	$0.29375	$1.26	$1.175

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	December 31,
	2017	2016
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$27.9	$8.2
Other current assets	877.2	868.9
Property, plant and equipment, net	11,234.5	10,279.2
Investments	396.1	337.6
Other assets	1,652.1	1,879.9
Total assets	$14,187.8	$13,373.8
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$855.7	$4.6
Other short-term borrowings	95.0	—
Commercial paper	320.2	244.1
Other current liabilities	878.1	913.3
Long-term debt, net (excluding current portion)	4,010.6	4,315.6
Other liabilities	3,646.0	3,834.2
Equity:
Alliant Energy Corporation common equity	4,182.2	3,862.0
Cumulative preferred stock of IPL	200.0	200.0
Total equity	4,382.2	4,062.0
Total liabilities and equity	$14,187.8	$13,373.8

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Year Ended December 31,
	2017	2016
	(in millions)
Cash flows from operating activities	$983.4	$859.6
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(1,281.8)	(1,131.2)
Other	(185.1)	(65.6)
Other	(29.4)	10.3
Net cash flows used for investing activities	(1,496.3)	(1,186.5)
Cash flows from financing activities:
Common stock dividends	(288.3)	(266.5)
Proceeds from issuance of common stock, net	149.6	26.6
Proceeds from issuance of long-term debt	550.0	800.0
Payments to retire long-term debt	(4.6)	(313.4)
Net change in commercial paper and other short-term borrowings	171.1	84.3
Other	(45.2)	(1.7)
Net cash flows from financing activities	532.6	329.3
Net increase in cash and cash equivalents	19.7	2.4
Cash and cash equivalents at beginning of period	8.2	5.8
Cash and cash equivalents at end of period	$27.9	$8.2

KEY FINANCIAL AND OPERATING STATISTICS

	December 31, 2017	December 31, 2016
Common shares outstanding (000s)	231,349	227,674
Book value per share	$18.08	$16.96
Quarterly common dividend rate per share	$0.315	$0.29375

	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Utility electric sales (000s of megawatt-hours)
Residential	1,678	1,634	6,904	7,152
Commercial	1,626	1,641	6,422	6,545
Industrial	2,739	2,689	10,885	10,702
Industrial - IPL co-generation customers	201	236	884	940
Retail subtotal	6,244	6,200	25,095	25,339
Sales for resale:
Wholesale	847	1,014	3,639	4,039
Bulk power and other	592	13	1,364	360
Other	22	25	94	100
Total	7,705	7,252	30,192	29,838
Utility retail electric customers (at December 31)
Residential	814,609	811,459
Commercial	142,074	141,528
Industrial	2,612	2,546
Total	959,295	955,533
Utility gas sold and transported (000s of dekatherms)
Residential	9,810	8,254	26,127	25,571
Commercial	7,073	5,626	19,501	18,820
Industrial	1,396	1,143	3,622	3,352
Retail subtotal	18,279	15,023	49,250	47,743
Transportation / other	22,067	15,870	76,916	77,485
Total	40,346	30,893	126,166	125,228
Utility retail gas customers (at December 31)
Residential	368,098	366,786
Commercial	44,583	44,587
Industrial	373	385
Total	413,054	411,758

Estimated margin increases (decreases) from impacts of temperatures (in millions) -
	Quarter Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Electric margins	$1	($6)	($16)	$4
Gas margins	—	(3)	(6)	(7)
Total temperature impact on margins	$1	($9)	($22)	($3)

	Quarter Ended December 31,			Year Ended December 31,
	2017	2016	Normal	2017	2016	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	2,458	2,174	2,488	6,076	5,933	6,769
Madison, Wisconsin (WPL)	2,544	2,285	2,509	6,569	6,420	7,043
Cooling degree days (CDDs) (a)
Cedar Rapids, Iowa (IPL)	18	23	12	747	971	748
Madison, Wisconsin (WPL)	10	9	7	578	780	646

(a)
HDDs and CDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs and CDDs.